EXHIBIT 4.4.2

                          AMENDMENT NO. 1
                              TO THE
                     GULFMARK OFFSHORE, INC.
                    1997 INCENTIVE EQUITY PLAN

     Pursuant to the terms and provisions of Article 6 of the GulfMark Offshore, Inc. 1997 Incentive Equity Plan (the "Plan"), GulfMark Offshore, Inc., a Delaware corporation (the "Company"), hereby adopts the following Amendment No. 1 to the Plan (the "Amendment No. 1").

                            1.

     Subsection (a)(i) of Section 4.2 of the Plan is hereby amended in its entirety by substituting the following therefor:

   (a)   (i)  Subject to the following provisions of this
              Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 350,000 shares of Stock.

                             2.

     Subsection (b)(i) of Section 4.2 of the Plan is hereby amended in its entirety by substituting the following therefor:

   (b)   (i)  The maximum number of shares of Stock that
              may be issued upon exercise of Options
              intended to be Incentive Stock Options shall be the maximum number of shares of Stock that may be delivered under the Plan, from time to time.

                           3.

     Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan. This Amendment No. 1 was adopted by the Board of Directors of the Company on April 18, 2000 and approved by the stockholders of the Company on May 18, 2000.

                           4.

     At the time of the adoption of this Amendment No. 1 to the Plan, 8,161,399 shares of the Company's common stock, $0.01 par value per share, were outstanding and entitled to vote, 5,496,122 shares were represented in person or by proxy, of which 5,409,199 shares were voted for this Amendment No.1, 28,179 shares were voted against this Amendment No. 1, and 58,744 shares abstained from voting.

                           5.

     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan.

     Dated:  May 18, 2000

                              GULFMARK OFFSHORE, INC.

                              By:/s/  Edward A. Guthrie
                                 -------------------------------
                                     Edward A. Guthrie
                              Executive Vice President - Finance